EXHIBIT 5.1

                                Hunton & Williams
                          Riverfront Plaza, East Tower
                              951 East Byrd Street
                          Richmond, Virginia 23219-4074



                                December 28, 2001

Board of Directors
Hersha Hospitality Trust
148 Sheraton Drive, Box A
New Cumberland, Pennsylvania 17070

                       Registration Statement on Form S-11
                    2,000,000 Priority Class A Common Shares

Gentlemen:

We have acted as counsel to Hersha Hospitality Trust, a Maryland real estate investment trust (the "Company"), in connection with the Registration Statement on Form S-11, registration number 333-75580 (the "Registration Statement"), filed under the Securities Act of 1933, as amended, with respect to the issuance and sale of the Company's Priority Class A Common Shares, $.01 par value per share ("Common Shares"), to be offered from time to time as described in the Registration Statement and on terms to be determined at the time of the offering.

In connection therewith, we have relied upon, among other things, our examination of such documents, records of the Company and certificates of its officers and public officials, as we have deemed necessary for purposes of the opinions expressed below.

Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that:

     1. The Company was duly incorporated and is validly existing and in good standing under the laws of the State of Maryland.

     2. When the issuance of any Common Shares has been authorized by appropriate action of the Company and the Common Shares have been issued and sold as described in the Registration Statement, the Prospectus included therein and any applicable Prospectus Supplement, the Common Shares will be legally issued, fully paid and non-assessable.

We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "Legal Matters" therein.


                              Very truly yours,



                              /s/ Hunton & Williams


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